UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 21, 2022

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
At a special meeting of shareholders held on June 21, 2022, shareholders of SilverBow Resources, Inc. (“SilverBow” or the “Company”) approved the issuance of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) upon the consummation of the transaction as described in the Company’s proxy statement (the “Transaction”) filed on May 9, 2022 (the “Proxy Statement”) with the U.S. Securities and Exchange Commission. The Transaction relates to the Purchase and Sale Agreement, dated as of April 13, 2022, by and among Sundance Energy, Inc., Armadillo E&P, Inc. and SEA Eagle Ford, LLC (collectively, “Sundance”), and the Company and the Company’s operating subsidiary, SilverBow Resources Operating, LLC (“Operating”), pursuant to which SilverBow and Operating will acquire, directly or indirectly, all of Sundance’s right, title and interest in certain oil and gas properties and related assets located in Atascosa, La Salle, Live Oak and McMullen Counties, Texas. The Transaction is expected to close, upon satisfaction or waiver of customary closing conditions, in June or July 2022.
The proposal was approved at the special meeting by the following votes:

Proposal	For	Against	Abstain	Broker Non-Vote
The approval of the issuance of Common Stock upon the consummation of the Transaction as described in the Proxy Statement.	12,699,128	66,010	4,225	0

The Company’s Proxy Statement for the special meeting is available at www.sec.gov.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2022

SilverBow Resources, Inc.
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel

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